                                                                      Exhibit 11

                       National Auto Finance Company, Inc.
                    Computation of Earnings Per Common Share
                (unaudited, in thousands, except per share data)


                                                                             Nine Months Ended September 30,
                                                                           ------------------------------------
                                                                                1997                 1996
                                                                           ----------------     ---------------
        Average number of common shares outstanding                             6,995

        Proforma shares outstanding                                                 -                    6,726

        Common equivalent shares outstanding:
            Stock options                                                           -                       -
        Total common and common equivalent shares outstanding                   6,995                   6,726
        Net income before income taxes from reorganization of
            partnership                                                    $    2,487           $       1,935
                                                                           ================     ===============

        Net income (loss)                                                  $   (2,120)          $           -
                                                                           ================     ===============

        Earnings per share                                                 $     0.34           $           -
                                                                           ================     ===============

        Earnings per share as adjusted                                     $    (0.30)          $           -
                                                                           ================     ===============

        Proforma earnings per share                                                             $        0.29
                                                                                                ===============

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